Exhibit 107.1

Calculation of Filing Fee Tables
Form S-8
(Form Type)

Alteryx, Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,613,193 (2)	$47.40 (3)	$171,265,349 (3)	0.00014760	$25,279
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	722,638 (4)	$40.29 (5)	$29,115,086 (5)	0.00014760	$4,298
Total Offering Amounts					$200,380,435		$29,577
Total Fees Previously Paid							-
Total Fee Offsets(6)							-
Net Fee Due							$29,577
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Alteryx, Inc.’s (the “Registrant”) Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
Represents additional shares of Registrant’s Class A common stock reserved for issuance under the Amended and Restated 2017 Equity Incentive Plan (“2017 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2017 Plan.

(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange (“NYSE”) on January 30, 2024.

(4)
Represents additional shares of the Registrant’s Class A common stock reserved for issuance under the 2017 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.

(5)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on NYSE on January 30, 2024. Under the Purchase Plan, the purchase price of a share of Class A common stock is equal to 85% of the fair market value of the Registrant’s Class A common stock on the offering date or the purchase date, whichever is less.

(6)	The Registrant does not have any fee offsets.